EXHIBIT 12:

                 LETTER FROM FORMER ACCOUNTANT

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                           JONES, JENSEN
                             & COMPANY
                         -----------------
                     CERTIFIED PUBLIC ACCOUNTANTS


U.S. Securities and Exchange Commission
Washington, DC  20549

          Re: MedCare Technologies, Inc.
              (Formerly, Santa Lucia Funding, Inc.)

We are in agreement with the statements included in the document titled Item 4 - Change in Registrant's Certifying Accountants, above referenced.

              Yours truly,

              /s/ Jones, Jensen & Company
              Jones, Jensen & Company
              (formerly Jones, Thomas, Jensen and Associates)

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